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                       [LETTERHEAD OF ARTHUR ANDERSEN]

                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Aramex International Limited

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN

Manama-Bahrain
April 9, 1998